Deal Terms

Historical Performance of Similar Works

11.25%

Reflects composite returns based on public auction sales data of similar works. Each painting in the index is unique and historical performance of the index is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the index. Past performance may not be indicative of future performance. Important Disclosures*

What We Paid

$1,815,000

This is the total price we paid including commissions and buyer's premium at Phillips on November 16, 2017.

Auction House Estimate

$1,500,000–$2,000,000

This painting was given a low and high estimate, representing the opinion of the auction house's experts about the range in which the painting might sell at auction. Estimates are based on the examination of an item and recent auction records of comparable works.

Amount We Are Raising

$1,996,500

Includes the original cost of the Painting, plus 9.27% of such amount which represents a true-up for the time period that has elapsed since Masterworks' purchase and the estimated closing of the offering—the true up should not be construed as a measure of the increase in value of the Painting during such period.

Filed with the Securites and Exchange Commision

Offering Statement

We file documents with the SEC which can be obtained on www.sec.gov—you should carefully review the information contained in the offering document relating to a particular offering before investing.

1 Colored Marilyn (Reversal Series)
1979

Signed, titled and dated "1 Colored Marilyn reversal series 1979 Andy Warhol" on the reverse, oil and silkscreen inks on canvas, 18 ¼ × 13 ¾ in (46.4 cm × 34.9 cm)

Similar Sales

Auction Results for Similar Paintings

$2.5M
$2.0M
$1.5M
$1.0M
$0.5M
0
1993
1996
1999
2001
2004
2007
2010
2013
2016
1 Colored Marilyn (Reversal Series)
Similar Paintings

Reflects composite returns of an index of similar works selected by Masterworks based on public auction sales data. The index is used for comparative modelling purposes only. Each painting in the index is unique and historical performance of the index is not a direct proxy for performance of the specific painting or the shares. There is no current market for the shares and performance of the shares will reflect costs and fees described in our SEC filings that are not reflected in the index. Past performance may not be indicative of future performance. Important Disclosures*

Sale Price	**$1,815,000**

Marilyn (Reversal)

Auction House	Sotheby's
Sale Date	Oct 13, 2017
Year Created	1979-1986
Sold For	**$1,486,000**

One Colored Marilyn (Reversal Series)

Auction House	Phillips
Sale Date	Nov 16, 2017
Years Created	1979
Sale Price	**$1,815,000**

One Pink/black Marilyn (Reversal

MASTERWORKS

FOLLOW US

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Schedule a Call

About

E: support@masterworks.io

T: 203-518-5172

Warhol SEC Filing

Monet SEC Filing

Terms of Service

Privacy Policy

We are currently "testing the waters" under Regulation A of the Securities Act of 1933 for the Masterworks 001, LLC and Masterworks 002, LLC offerings currently filed with (but not yet qualified by) the Securities and Exchange Commission ("SEC"). This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the Offering statement filed with (and qualified by) the SEC prior to making any investment decision.

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

All securities transactions and broker dealer activities are currently offered through a partnership with **SDDco Brokerage Advisors LLC** MEMBER **FINRA** / **SIPC** ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

© 2019 Masterworks.io, LLC. All rights reserved.

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MASTERWORKS
HOW IT WORKS | SCHEDULE A CALL | ABOUT | RESOURCES | SIGN IN | GET STARTED

How It Works

Masterworks is building what we believe to be the first investment platform for fine art, allowing investors to purchase interests (or shares) in a painting similar to the way investors purchase shares in public companies. Here's how we do it.

01

We buy a painting

Our team selects paintings based on a review of sales data for similar works with historical appreciation rates between 9-15% and attempts to buy them below fair market value through auction guarantee strategies and established auction house relationships

Andy Warhol	$22,000,000	13.37%
Pablo Picasso	$15,000,000	11.25%
Claude Monet	$17,500,000	14.24%
Yayoi Kusama	$18,700,000	12.92%
Jean-Michel Basquiat	$19,600,000	14.87%
Gerhard Richter	$18,900,000	13.29%

For illustrative purposes only*

02 We take it public

After we purchase a painting, we file an offering circular with the Securities and Exchange Commission and respond to SEC comments to qualify the offering.

03 We sell shares to investors

Once the offering passes SEC and FINRA review, investors will be able to buy shares for $20 per share.

Buy MW001
Shares
25
Price Per Share
$20
Cost
$500
BUY SHARES
Checking ****29

For illustrative purposes only*

Price Paid for MW001
22% Higher
$1,375,000
52 WEEK LOW
$1,650,000
AVERAGE
$2,430,000
ALL TIME HIGH

04

Receive exclusive art market insights to monitor your investment

We use analytics and big data to bring transparency to one of the world's largest unregulated markets by publishing timely content.

05

We plan to build the means for investors to trade shares

We seek to facilitate trading or sales through brokerage relationships, although we do not expect any such trading or brokerage relationships will be available within the next twelve-months. No assurance can be given that we will be able to establish a trading market for the shares.

MW001
$22.05
$0.14 (+2.47%)
10:45 AM ET
1D
1W
1M
3M
1Y
ALL
YOUR EQUITY
$4,608.45
SHARES OWNED
209

For illustrative purposes only*

Your Earnings
$4,608.45
TOTAL RETURN
Yes
No
Undecided
56%
VOTES TO SELL

For illustrative purposes only*

06

A collector can make an offer to buy a painting, and you can vote whether to sell

Our intention is to own each painting for a five to ten-year period. At any time, collector can make an offer to buy a painting that you've invested in, triggering a vote to sell with all shareholders. If holders of a majority of shares vote to sell, your share of the net proceeds, if any, will be distributed to you (after the costs are deducted, as we disclose in the Offering Circular).

Ready to get started?

Your first step to investing in the world's greatest masterpieces starts here. Create your Masterworks account or schedule a complimentary one-on-one call to get started.

GET STARTED

MASTERWORKS

FOLLOW US

Trading Markets

Schedule a Call

About

E: support@masterworks.io

T: 203-518-5172

Warhol SEC Filing

Monet SEC Filing

Terms of Service

Privacy Policy

We are currently "testing the waters" under Regulation A of the Securities Act of 1933 for the Masterworks 001, LLC and Masterworks 002, LLC offerings currently filed with (but not yet qualified by) the Securities and Exchange Commission ("SEC"). This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the Offering statement filed with (and qualified by) the SEC prior to making any investment decision.

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

All securities transactions and broker dealer activities are currently offered through a partnership with **SDDco Brokerage Advisors LLC** MEMBER **FINRA** / **SIPC** ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

© 2019 Masterworks.io, LLC. All rights reserved.

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MASTERWORKS

HOW IT WORKS | SCHEDULE A CALL | ABOUT | RESOURCES | SIGN IN | GET STARTED

One of the best investments of 2018? Art.

While the S&P declined 5.1% in 2018, the art market returned 10.6%, according to the **Wall Street Journal**. Begin investing with just $1,000.

Claude Monet, *Coup de vent*, 1881, purchased by Masterworks from Christie's for $6,239,556.

2018 Returns by Asset Class

Blue-chip Artwork
10.6%
Total return, according to **Wall Street Journal** since Jan 1, 2018.

S&P 500
-5.1%
Total return, based on estimates since Jan 1, 2018.

GET STARTED WITH

Email | Facebook | Google

Important Disclosures*

WSJ
The Best Investments of 2018? Art, Wine and Cars
DEC 31, 2018

CNN
How art 'shares' could make you a Warhol collector
AUG 21, 2018

Forbes
The New Art Economy: How Would You Like To Own A Warhol?
AUG 16, 2018

techweek
Invest in Claude Monet with Masterworks' Art Stock Exchange
JUL 13, 2018

Our Offerings

Our team selects paintings based on a review of sales data for similar works with historical appreciation rates between 9-15% and attempts to buy them below fair market value through auction guarantee strategies and established auction house relationships.

Andy Warhol

A leading figure in the Pop Art movement, Warhol responded to mass-media culture of the 1960s. Andy Warhol is currently the overall highest-selling American artist of all time.

92% RESERVED

11.25%: Performance of similar works at auction* Learn More →

$1,500,000–$2,000,000: Auction house estimate

$1,996,500: Offering size

MORE INFO | RESERVE

Claude Monet

One of the most famous painters in the history of art and a leading figure in the Impressionist movement. Claude Monet remains one of the highest-selling artists of all time.

77% RESERVED

9.27%: Performance of similar works at auction* Learn More →

$8,500,000: Pre-purchase appraisal by Winston

$6,817,960: Offering size

MORE INFO | RESERVE

Why invest in blue-chip art?

Multi-million dollar artwork has long been a cornerstone of investing for the ultra-wealthy. However, these paintings are expensive to acquire and the art market is burdened by high fees and lack of transparency. For the first time ever, we're making this asset class available to anyone for an investment as little as $500.

Historical Returns

According to **Artprice**, blue-chip artwork (defined as those paintings by the top 100 artists in terms of sales volume) has outperformed the S&P 500 by more than 250% from Jan 1, 2000–Dec 31, 2017. Additionally, it only declined 26% during the financial crisis of 2008-2009, when the S&P 500 declined by 58%. This is why we believe that fine art is one of the best risk-adjusted asset classes available.

HISTORICAL RETURNS (2000–2018)

500%
400%
300%
200%
100%
0%
2000
2002
2004
2006
2008
2010
2012
2014
2016
2018
Blue-chip Artwork (Artprice100®)
S&P 500

Source: The **Artprice100®** Index Base 100 at 1 January 2000

Important Disclosures*

Uncorrelated With Other Asset Classes

There is weak correlation to US and global equity markets which makes art an attractive investment from a risk diversification standpoint. MeiMoses calculated a long-term correlation coefficient of 0.11 for art with the S&P 500.

40-YEAR ANNUAL RETURN CORRELATION MATRIX

	ART MARKET CONSULTANCY Art[1]	citi Art[2]
S&P 500	-0.01	0.11
Gold	0.03	0.10
Hedge Funds	NA	0.02
Private Equity	NA	0.01
Real Estate	NA	0.02
T Bills 90 Day	0.03	NA
T Bonds 10 Year	0.03	0.02

1. Source: Art Market Consultancy, LLC., February 2019
2. Source: **Citi Private Bank**, Global Financial Database, April 2013

Important Disclosures*

ADDITIONAL RESEARCH

Frequently Asked Questions

What is the minimum investment?

For each offering, our minimum initial investment is $1,000 USD and our maximum initial investment is $100,000 USD.

How and when do I receive a return on my investment?

There are two ways to make money on your investment:

1. Upon a sale of the painting. Our intention is to own each painting for a five to ten-year period, but it will be continuously offered for sale, and at any time, a collector can make an offer to buy a painting that you've invested in. As a shareholder, you can vote with others and decide whether to sell. If the painting is sold, your share of the net proceeds, if any, will be distributed to you (after the costs we disclose in our Offering Circular on file with the SEC).

2. In addition, we are seeking to establish brokerage relationships that will enable trading or sale of the shares similar to a publicly traded company, though we cannot assure you when or if such market will be available.

How does Masterworks choose which paintings to purchase?

Masterworks typically acquires 'blue-chip' artwork from the major auction houses, with acquisitions focused on artwork representative of a top 100 artist's mature style, that it is able to acquire at an attractive cost relative to value based on estimated historical appreciation rates, and an established track record of multiple multi-million dollar sales annually.

How can I sell my shares on the secondary market?

We seek to facilitate trading or sales through brokerage relationships, although we do not expect any such trading or brokerage relationships will be available within the next twelve-months. No assurance can be given that we will be able to establish a trading market for the shares.

How are Masterworks investments structured?

Masterworks creates a Special Purpose Vehicle (Delaware LLC, taxed as a partnership) that contains only the painting—no other material assets, or debt—and files it with the United States SEC under Regulation A. Each Special Purpose Vehicle will sell ordinary shares to investors.

What happens when a painting is sold?

Following a sale of the Painting, payment of all of such taxes and expenses, the Special Purpose Vehicle will be liquidated, and the remaining net proceeds, if there are any, will be distributed to the then holders of record of our shares in accordance with the priorities set forth in our operating agreement.

How often will new paintings be introduced?

Masterworks plans to acquire new artwork every ~2 months, allowing investors to further diversify their art investment portfolio.

How can I learn more about a particular offering?

We file documents with the SEC which can be obtained on www.sec.gov—you should carefully review the information contained in the offering document relating to a particular offering before investing.

What are the risks of investing in these offerings?

You should carefully review the information under the caption "Risk Factors" in the offering documents relating to a particular offering before investing. The offering documents for a particular offering can be obtained at www.sec.gov.

Who can answer my questions about the Offering?

If you have more questions about the Offering, or if you would like additional copies of this offering circular, you should contact us by email at support@masterworks.io or schedule a free conversation with our platform specialists. Our platform specialists can assist you with the subscription process or answer questions about the offering, but such answers will be confined to information contained in our SEC Filings.

How are my shares taxed?

Masterworks issuers are limited liability companies that elect to be taxed as partnerships. Each person that holds Masterworks issuer shares will be sent a Form K-1 following the end of each tax year. We do not anticipate that any Masterworks issuer will generate taxable income during any tax year, other than the tax year in which the artwork is sold and only if the artwork is sold at a profit. Title to the artwork owned by the Masterworks issuer will be vested in a wholly owned Cayman Islands subsidiary of the issuer that is taxed as a corporation. We believe this structure will result in zero entity level taxation. The tax consequences to you as an investor will vary depending upon your specific circumstances. You are advised to consult with your tax advisor prior to making an investment.

GET STARTED

MASTERWORKS

FOLLOW US

Trading Markets

Schedule a Call

About

E: support@masterworks.io

T: 203-518-5172

Warhol SEC Filing

Monet SEC Filing

Terms of Service

Privacy Policy

We are currently "testing the waters" under Regulation A of the Securities Act of 1933 for the Masterworks 001, LLC and Masterworks 002, LLC offerings currently filed with (but not yet qualified by) the Securities and Exchange Commission ("SEC"). This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the Offering statement filed with (and qualified by) the SEC prior to making any investment decision.

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

YOU MUST CAREFULLY REVIEW THE RELEVANT MASTERWORKS OFFERING CIRCULAR AND OFFERING STATEMENT BEFORE DECIDING TO INVEST.

Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

Masterworks does not offer refunds after an investment has been made. Please review the relevant offering materials and subscription documentation for more information.

All securities transactions and broker dealer activities are currently offered through a partnership with **SDDco Brokerage Advisors LLC** MEMBER **FINRA** / **SIPC** ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

© 2019 Masterworks.io, LLC. All rights reserved.

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Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

No money or other consideration is being solicited, and will not be accepted without such potential investor having been provided the applicable offering document. Joining the Site neither constitutes an indication of interest or reservation of shares in any offering nor involves any obligation or commitment of any kind. There can be no assurance that an investment mix or any projected or actual performance shown on the Site will lead to the expected results shown or perform in any predictable manner. It should not be assumed that investors will experience returns in the future, if any, comparable to those shown or that any or all investors on the Site experienced such returns. The information presented on the Site regarding each offering merely constitutes a summary of such information and is qualified in its entirety by the disclosure contained in each issuer's offering circular available on the Site. There can be no guarantee that any offering available on the Site will achieve its business objectives or that a painting will appreciate in value or be able to be sold. Offers to sell, or the solicitations of offers to buy, any security can only be made through official offering documents that contain important information about risks, fees and expenses. Investors should conduct their own due diligence, not rely on the financial assumptions or estimates displayed on the Site, and are encouraged to consult with a financial advisor, attorney, accountant, and any other professional that can help you to understand and assess the risks associated with any investment opportunity. Neither the SEC nor any state securities commission or regulatory authority approved, passed upon or endorsed the merits of any investment on the Site. Each investor should always carefully consider investments in any security and be comfortable with his/her understanding of the investment. Investors should not construe any Materials as tax, legal or investment advice. Investors are urged to seek independent advice from their own advisors for legal, tax or investment advice. All product names, logos, and brands are property of their respective owners. Use of these names, logos, and brands is for identification purposes only, and does not imply endorsement or affiliation. Services available on the Site do not constitute "crowdfunding" as described in Title III of the Jumpstart Our Business Startups Act ("JOBS Act"). Masterworks is not registered as a broker-dealer and is not a member of FINRA. Masterworks is not registered as an investment company under the Investment Company Act of 1940, as amended (the "Investment Company Act") and the membership interests do not have the benefit of the protections of the Investment Company Act. Furthermore, Masterworks is not registered as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Investment Advisers Act"), and the members of Masterworks issuers will not have the benefit of the protections of the Investment Advisers Act. Neither FINRA, the SEC or any other regulatory organization endorses, indemnifies, or guarantees the business practices of SDDco Brokerage Advisors, LLC, selling methods, the shares or any offering referenced on this website. No offeree will be accepted as a subscriber who does not make the representations set forth in the subscription agreement accompanying each Memorandum or Offering Circular, including, when applicable, the representation that such offeree is an accredited investor and is acquiring the membership interests for investment and not with a view to resale or distribution thereof in violation of applicable securities laws, and, when applicable, that the investment amount does not exceed 10% of the offeree's net worth or annual income. Investors also will be required to represent that they are familiar with and understand the terms of each relevant offering, among other things. Investors may also be required to provide additional information to verify their identity or investor status.

The shares will not be offered or sold to prospective investors subject to the Employee Retirement Income Security Act of 1974 and regulations thereunder, as amended ("ERISA").

Investors are urged to review the disclaimers, Masterworks Terms of Use and Privacy Policy and cautionary statement regarding forward-looking statements at the bottom of the landing page of the Site.

This Important Disclosure is deemed to be incorporated by reference in its entirety into any social media communication, advertisement, email or other communication which contains a link to this page at www.masterwork.io/disclosure.

Deal Structure

Masterworks buys individual paintings using its own sources of capital, often through pre-auction guarantee bids on works sold by major auction houses. Once a bid for an artwork is accepted, a Delaware limited liability company is formed for the specific purpose of conducting an offering through the Masterworks Platform, acquiring, maintaining and eventually selling, the artwork. Once an issuer has been formed, an offering circular is prepared and filed with the SEC for an offering pursuant to Tier II of Regulation A of the Securities Act of 1933, as amended, (the "Securities Act") and Masterworks begins marketing the Regulation A offering through "testing-the-waters" materials, which provide that:

No money or other consideration is being solicited for our Regulation A+ offering at this time and if sent in to Masterworks will not be accepted. No offer to buy securities in a Regulation A+ offering of Masterworks can be accepted and no part of the purchase price can be received until the Masterworks issuer's offering statement is qualified with the SEC. Any such offer to buy securities may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of its acceptance given after the qualification date. Any indications of interest in Masterworks' offering involves no obligation or commitment of any kind. No subscriptions or funds can be accepted until the offering has been reviewed and qualified by the SEC.

Masterworks may also conduct private placements pursuant to Rule 506(c) of Regulation D of the Securities Act to accredited investors who are willing to make large investments. Any such private placement will be made pursuant to a private placement memorandum.

After the Regulation A offering is qualified by the SEC, the issuer will collect subscriptions through the Site and once the issuer has received sufficient subscriptions to close the Regulation A offering and the private placement, if any, the issuer will issue shares to the subscribers and acquire the painting from Masterworks in exchange for the proceeds from the offering and the concurrent private placement, if any. If the proceeds are insufficient to pay for the painting and any fees, if any, Masterworks will be issued shares with a value equal to the shortfall.

Affiliates of Masterworks will contractually agree to maintain the artwork and perform administrative services on behalf of the issuer, including the payment of ordinary costs and expenses and all offering costs, in exchange for certain compensation described below under the heading "Masterworks Compensation". A copy of the this agreement, usually referred to an Administrative Services Agreement, is filed with the SEC as part of the SEC Materials for each offering and is available at www.sec.gov. Masterworks issuers are prohibited by their operating agreements from issuing equity, incurring debt or participating in any business activities, except as described in the SEC Materials. A copy of the operating agreement for any particular issuer is filed with the SEC as part of the SEC Materials for each offering and is available at www.sec.gov.

Historical & Projected Performance Data; The Use of Indices

Materials may include estimates of historical or projected appreciation rates based on publicly available historical auction sales data for similar objects. These appreciation rates may be presented in graphs, charts, diagrams or as stand-alone statistics and may be presented as an index relating to certain segments of the overall art industry, a particular artist or a particular set of paintings selected for their similarity to a specific painting offered through the Site. Art indexes are used for comparative modelling purposes only. Each painting in a given art index is unique and historical performance of the index is not a direct proxy for historical price performance of the specific painting or any investment in securities referenced on the Site. There is no current market for any securities referenced on the Site and any investment in such securities will reflect costs and fees described in SEC Materials that are not reflected in the index.

Masterworks strongly cautions investors not to place undue reliance on index data presented and we note the following:

INDICES ARE UNMANAGED. AN INVESTOR CANNOT INVEST DIRECTLY IN AN INDEX. INDICES ARE USED FOR COMPARATIVE MODELLING PURPOSES ONLY. THE TIMING OF TRANSACTIONS IN A PORTFOLIO, ADVISORY, AND TRANSACTION FEES, AND OTHER MANAGEMENT ACTIVITIES CAN CREATE SIGNIFICANT DIFFERENCES BETWEEN THE PERFORMANCE OF AN INDEX AND AN INVESTMENT SEEKING SIMILAR OR SUPERIOR RELATIVE PERFORMANCE RESULTS.

INVESTORS ARE CAUTIONED THAT NO INDEX IS DIRECTLY COMPARABLE TO THE PERFORMANCE OF ANY SPECIFIC ASSET OR INVESTMENT SINCE EACH INDEX HAS ITS OWN UNIQUE RESULTS AND VOLATILITY, AND SUCH INDICES, IF SHOWN, SHOULD NOT BE RELIED UPON AS AN ACCURATE COMPARISON. AVERAGE RATES OF APPRECIATION REFLECTED IN AN INDEX MAY NOT BE REPRESENTATIVE OF THE PERFORMANCE OF ANY SPECIFIC WORK.

THE FUTURE IS NEVER THE SAME AS THE PAST. PAST APPRECIATION RATES MAY NOT BE INDICATIVE OF FUTURE APPRECIATION RATES AND ANY EXPECTED RETURNS OR PAST RETURNS MAY REFLECT THE PERFORMANCE OF ASSETS FOR A FINITE TIME, OR DURING A PERIOD OF EXTREME MARKET ACTIVITY. ALL INVESTMENTS INVOLVE RISK AND MAY RESULT IN PARTIAL OR TOTAL LOSS.

Compiling meaningful price appreciation data for artwork is inherently difficult and prone to a number of significant limitations and subjectivity that significantly limit the utility of such data in evaluating future appreciation rates. Difficulties arise due to the unique nature of each painting, coupled with the fact that paintings tend to sit in collections for many years, if not several decades, which most often makes it impossible to find sufficient recent actual sales data to establish an appreciation trend line. To try to estimate how much a specific painting has appreciated over time often requires extrapolation to sales data from a set of similar works by the same artist. The selection criteria for what constitutes a “similar” work are highly subjective and even experts would likely disagree on exactly which particular works or characteristics, such as size, colors, subject matter, condition, etc. should be included or excluded in any given comparative data set. The level of subjectivity involved differs depending on the uniqueness of the underlying artwork. Furthermore, private sales data, which includes a majority of sales, is often unavailable or inaccurate, so the data set is typically comprised of only public auction sales data. The availability of public auction data varies by artist. As a general matter a larger data set is more useful than a smaller data set.

There can be no assurance that an investment mix or any projected or actual performance shown on the Site will lead to the expected results shown or perform in any predictable manner. It should not be assumed that investors will experience returns in the future, if any, comparable to those shown or that any or all investors on the Site experienced such returns.

Use of Fictional Examples for Illustrative Purposes Only

The Site may contain fictional charts, diagrams, drawings and illustrations to provide a visual representation of an idea, concept or process. These fictional illustrations can be easily identified as such as they will typically indicate that they are presented for illustrative purposes only and, in contrast to actual charts, diagrams, graphs and non-fictional data, will not include a reference to any specific source of data. Any numbers, percentages or statements set forth in connection with fictional illustrations are also provided solely for illustrative purposes only and or as an example of one possible outcome. Fictional illustrations and data provided in or alongside fictional illustrations should not be relied upon or given any meaning.

Third Party Information

Certain information, including statistical data, third-party data and other factual statements, set forth in the Materials was obtained from publicly available sources prepared by other parties considered to be generally reliable. However, neither Masterworks nor any of its managers, members, officers, employees or agents assumes any responsibility for the accuracy of such information. There is no representation or warranty, express or implied, as to the accuracy, adequateness or completeness of any such information used in the Materials.

Tax

Masterworks issuers are limited liability companies that elect to be taxed as partnerships. Each person that holds Masterworks issuer shares will be sent a Form K-1 following the end of each tax year. We do not anticipate that any Masterworks issuer will generate taxable income during any tax year, other than the tax year in which the artwork is sold and only if the artwork is sold at a profit. Title to the artwork owned by the Masterworks issuer will be vested in a wholly owned Cayman Islands subsidiary of the issuer that is taxed as a corporation. We believe this structure will result in zero entity level taxation. The tax consequences to you as an investor will vary depending upon your specific circumstances. You are advised to consult with your tax advisor prior to making an investment.

Notice to Foreign Investors

The Materials are directed solely to persons located within the United States. If the recipient of the Materials lives outside the United States, it is their responsibility to fully observe the laws of any relevant territory or jurisdiction outside the United States in connection with any purchase of membership interests, including obtaining required governmental or other consents or observing any other required legal or other formalities. Unless otherwise indicated in the SEC Materials, Masterworks has not not qualified the offering of the shares in any jurisdiction outside the United States.

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We are currently "testing the waters" under Regulation A of the Securities Act of 1933 for the Masterworks 001, LLC and Masterworks 002, LLC offerings currently filed with (but not yet qualified by) the Securities and Exchange Commission ("SEC"). This process allows companies to determine whether there may be interest in an eventual offering of their securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people, who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the SEC and the SEC has "qualified" the offering statement. The information in the offering statement will be more complete than any information provided on this web site, and could differ in important ways. You must consider fully the information provided in the Offering statement filed with (and qualified by) the SEC prior to making any investment decision.

The information contained on the Masterworks.io web site has been prepared by Masterworks without reference to any particular user's investment requirements or financial situation. Potential investors are encouraged to consult with professional tax, legal, and financial advisors before making any investment into a Masterworks offering. All investments involve risk, including the risk of the loss of all of your invested capital. Please consider carefully the investment objectives, risks, transaction costs, and other expenses related to an investment prior to deciding to invest.

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Investment overviews on the Masterworks.io website contain summaries of the purpose and the principal business terms of the investment opportunities. Such summaries are intended for informational purposes only and do not purport to be complete, and each is qualified in its entirety by reference to the more detailed discussions contained in the respective Offering Circular filed with SEC or other offering materials relating to such investment opportunity.

By using this website, you accept the Masterworks.io Terms of Use and Privacy Policy. Any person interested in investing in any Masterworks offering should review our disclosures and the most recent publicly filed offering statement relating to that offering, a copy of which will be available on this website (www.masterworks.io), or as available on the SEC's EDGAR web site.

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All securities transactions and broker dealer activities are currently offered through a partnership with **SDDco Brokerage Advisors LLC** MEMBER **FINRA** / **SIPC** ("SDDco-BA"). To check the background of SDDco and its representative, visit FINRA's **BrokerCheck**.

Masterworks.io and its affiliates are independent and unaffiliated with SDDco-BA. Any securities transactions or related activities offered by Masterworks.io associated persons are conducted in their capacities as registered representatives of SDDco-BA, or in their capacity as a "principal" to the transaction pursuant to SEC Rule 3a4-1.

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Hi {{prospect_firstname}},

We were provided with your information from our partner, Investing.com, as someone seeking to learn more about art investing.

“Blue-chip” artwork (defined by the Artprice100® index of the top 100 artists, such as Picasso, Monet, Cezanne, and Warhol) has an average annual return of 8.9% since 2000, outperforming the S&P by more than 180%1. The art asset class has low correlation to other asset classes. Citibank has done some research, which suggests allocating between 1.4 - 4.0% to art in certain investment portfolios.2

The recent volatility in the stock markets has contributed to more people considering alternative asset classes such as “blue-chip” art.3

If you’re unfamiliar with us, we are Masterworks, the first platform dedicated to offering investment opportunities in great works of art. Let us show you.

Do you have time to speak in the next few days?

Best regards,

Mike

MASTERWORKS

Michael Del Pozzo

Senior Vice President

Spring Studios, 6 St. Johns Ln., 7th Floor, NY, NY 10013

Mobile: +1 (845) 654-1050

A REGISTERED REPRESENTATIVE OF SDDco BROKERAGE ADVISORS, LLC MEMBER: FINRA/SIPC 485 MADISON AVE 15TH FLOOR, NEW YORK, NY 10022 T-212-751-4424 (SDDco-BA”). BROKERED SECURITIES ACTIVITIES AND OTHER BROKER-DEALER SERVICES CONDUCTED BY MASTERWORKS.IO ASSOCIATED PERSONNEL ARE CONDUCTED IN THEIR CAPACITIES AS REGISTERED REPRESENTATIVES OF SDDco-BA. MASTERWORKS.IO, ITS AFFILIATES AND OTHER RELATED PARTIES, AND SDDco-BA ARE INDEPENDENT, UNAFFILIATED ENTITIES.

WE ARE “TESTING THE WATERS” UNDER REGULATION A UNDER THE SECURITIES ACT OF 1933. WE WILL ONLY BE ABLE TO MAKE SALES AFTER WE HAVE FILED AN OFFERING STATEMENT WITH THE SECURITIES AND EXCHANGE COMMISSION (SEC) AND THE SEC HAS “QUALIFIED” THE OFFERING STATEMENT. YOU MUST READ THE DOCUMENTS FILED WITH THE SEC BEFORE INVESTING. FOR MORE INFORMATION, GO TO WWW.MASTERWORKS.IO/IMPORTANT DISCLOSURES.

1 An investor cannot invest directly in the Artprice100 or the S&P 500 index. The Artprice100 and S&P 500 indexes are used for comparative modelling purposes only, each taking into account the relative weight and importance of their components. They are not investment vehicles. The timing of transactions, fees, expenses, and other management activities in an investment portfolio seeking similar or superior relative performance results can create significant differences between the performance of an investment and any benchmark index.

2 Source: Citi Private Bank, Global Financial Database, April 2013

3 Past performance is no guarantee of future results. An investor can lose money. Diversification and asset allocation do not ensure a profit or guarantee against loss. Investment decisions should be based on an individual’s own goals, time horizon, and tolerance for risk. Masterworks, Sotheby’s Institute,

Masterworks, SDDco-BA, Investing.com, and Artprice, their respective affiliates and subsidiaries, are independent and not affiliated in any way.

The information contained herein is provided for informational and discussion purposes only and is not, and may not be relied on in any manner as legal, tax, or investment advice, or as an offer to sell or a solicitation of an offer to buy an interest in any security.

An exempt offering of securities will only be made pursuant to an offering circular or private placement memorandum and subscription documents (“Offering Documents”), which will be furnished to qualified investors prior to accepting payment for an offering. The information contained herein will be qualified in its entirety by reference to the Offering Documents, and any other agreements and documents referred to therein, which contain additional information about the investment objective, terms, risks, and conditions of an investment. Nothing contained herein shall be deemed to be binding against, or to create any obligations or commitment on the part of, any potential investor, the offering sponsors, or the respective affiliates. No person has been authorized to give any information or make any representation or warranty regarding the subject matter hereof, either express or implied, and, if given or made on the Masterworks website, in other materials, or verbally, such information, representation, or warranty cannot and should not be relied upon, nor is any representation or warranty made as to the accuracy, content, suitability, or completeness of the information, analysis, or conclusions, or any information furnished in connection herewith.

© 2019 Masterworks.io, LLC. All rights reserved.

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A message from our founder, Scott Lynn

Hi,

Welcome to Masterworks! You’ve joined a growing community of more than 12,000 individuals and investment advisors who, like you, appreciate the value of investing in great works of art.

I started Masterworks to allow anyone to invest in great, multi-million dollar paintings. Historically, the art world has been controlled by a very few number of collectors—usually ultra-wealthy individuals who have come to own some of history’s most important objects. For the first time, Masterworks now makes it possible for everyone to own and invest in these great works of art.

We fundamentally believe that art should be a component of every investor’s portfolio (similar to real estate, private equity, or other alternative asset classes). And over time, we hope that those investors will ultimately convert to knowledgeable collectors supporting living artists and the art industry overall.

Here’s what you can expect from us:

●	Access to expertly-vetted investment opportunities in great works of art

●	All offerings filed with the Securities and Exchange Commission

●	Exclusive access to art world experts and events

To get started, just click on the link below to view our offerings. On behalf of our team, we look to working with you

Scott Lynn, Founder and CEO

We are “testing the waters” under Regulation A under the Securities Act of 1933. This process allows companies to determine whether there may be interest in an eventual offering of its securities. We are not under any obligation to make an offering under Regulation A. We may choose to make an offering to some, but not all, of the people who indicate an interest in investing, and that offering might not be made under Regulation A. If we go ahead with an offering, we will only be able to make sales after we have filed an offering statement with the Securities and Exchange Commission (SEC) and the SEC has “qualified” the offering statement. The information in that offering statement will be more complete than the information we are providing now, and could differ in important ways. You must read the documents filed with the SEC before investing.

No money or other consideration is being solicited, and if sent in response, will not be accepted. No offer to buy the securities can be accepted and no part of the purchase price can be received until the Offering Statement filed by the company with the SEC has been qualified by the SEC. Any such offer may be withdrawn or revoked, without obligation or commitment of any kind, at any time before notice of acceptance given after the date of qualification.

An indication of interest involves no obligation or commitment of any kind.

By using this website, you accept our Terms of Use and Privacy Policy. Any person interested in investing in any masterworks offering should review our disclosures and the publicly filed offering statement relating to that offering, a copy of which will be available on this website.

After the offering statement has been publicly filed you may obtain a copy of the preliminary offering circular that is part of that offering statement at www.masterworks.io.

Masterworks is not registered, licensed or supervised as a broker dealer or investment adviser by the Securities and Exchange Commission (SEC), the Financial Industry Regulatory Authority (FINRA) or any other financial regulatory authority or licensed to provide any financial advice or services.

Masterworks.io, LLC is located at Spring Place, 6 St. Johns Lane, 7th Floor, New York, NY 10013

This website contains certain forward-looking statements that are subject to various risks and uncertainties. Forward-looking statements are generally identifiable by use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “outlook,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” or other similar words or expressions. Forward-looking statements are based on certain assumptions, discuss future expectations, describe future plans and strategies, or state other forward-looking information. Our ability to predict future events, actions, plans or strategies is inherently uncertain and actual outcomes could differ materially from those set forth or anticipated in our forward-looking statements. You are cautioned not to place undue reliance on any of these forward-looking statements.

Masterworks does not offer refunds after an investment has been made. Please review our subscription agreement for more information.